Exhibit 10.1

ASSET ENTITIES INC.

100 Crescent Ct, 7th Floor

Dallas, TX 75201

September 8, 2025

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: Tom Higgins

Email: atm@allianceg.com

Re: Notice of Termination

Ladies and Gentlemen:

Pursuant to Section 11(b) of that certain Sales Agreement, dated as of September 27, 2024 (the “Sales Agreement”), by and between Asset Entities Inc., a Nevada corporation (the “Company”), and A.G.P./Alliance Global Partners (“AGP”), the Company hereby provides notice of termination of the Sales Agreement to AGP.

By countersigning this Notice of Termination, AGP hereby irrevocably waives its right to prior notice under Section 11(b) of the Sales Agreement and mutually agrees with the Company to terminate the Sales Agreement effective as of the date of this notice; provided, however that the provisions of Sections 7(g), 9, 10, 11(f), 16 and 17 of the Sales Agreement shall remain in full force and effect notwithstanding such termination.

Very truly yours,

ASSET ENTITIES INC.

By:	/s/ Arshia Sarkhani
Name: Arshia Sarkhani
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Tom Higgins
Name: Tom Higgins
Title: Managing Director